                                                                    EXHIBIT 25.1

                                    FORM T-1
                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                New York                                        13-3818954
     (Jurisdiction of incorporation                          (I.R.S. employer
      if not a U.S. national bank)                          identification No.)

          114 West 47th Street                                    10036-1532
              New York, NY                                        (Zip Code)
          (Address of principal
           executive offices)

                               ------------------
                                 SLEEPMASTER LLC
               (Exact name of OBLIGOR as specified in its charter)

                New Jersey                                      22-3341313
     (State or other jurisdiction of                         (I.R.S. employer
      incorporation or organization)                        identification No.)

              2001 Lower Road                                      07036
            Linden, New Jersey                                  (Zip Code)
 (Address of principal executive offices)

                               ------------------

                               ------------------
                         SLEEPMASTER FINANCE CORPORATION
               (Exact name of OBLIGOR as specified in its charter)

                Delaware                                    22-3652420
    (State or other jurisdiction of                      (I.R.S. employer
     incorporation or organization)                     identification No.)

                               ------------------
                           PALM BEACH BEDDING COMPANY
               (Exact name of OBLIGOR as specified in its charter)

                Florida                                     59-0833373
   (State or other jurisdiction of                       (I.R.S. employer
    incorporation or organization)                      identification No.)

                               ------------------

                           HERR MANUFACTURING COMPANY
               (Exact name of OBLIGOR as specified in its charter)

              Pennsylvania                                  28-1414913
    (State or other jurisdiction of                      (I.R.S. employer
     incorporation or organization)                     identification No.)

                               ------------------
                           LOWER ROAD ASSOCIATES, LLC
               (Exact name of OBLIGOR as specified in its charter)

               New Jersey                                  22-3578078
    (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                     identification No.)


                               ------------------

                     11% Senior Subordinated Notes due 2009
                       (Title of the indenture securities)

                 ==============================================

                                     GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Sleepmaster LLC, Sleepmaster Finance Corporation, Palm Beach Bedding Company, Herr Manufacturing Company and Lower Road Associates, LLC currently are not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form
     T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS


     T-1.1    --    Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.2   --     Included in Exhibit T-1.1.

     T-1.3   --     Included in Exhibit T-1.1.

     T-1.4   --     The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6   --     The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7   --     A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE
----

As of June 16, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of June, 1999.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:/s/ Margaret Ciesmelewski
   ---------------------------
       Margaret Ciesmelewski
       Assistant Vice President

                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK


         /s/Gerard F. Ganey
         -------------------------------
By:      Gerard F. Ganey
         Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1999
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                               $  139,755

Short-Term Investments                                                    85,326

Securities, Available for Sale                                           528,160

Loans                                                                  2,081,103
Less:  Allowance for Credit Losses                                        17,114
                                                                      ----------
      Net Loans                                                        2,063,989
Premises and Equipment                                                    57,765
Other Assets                                                             125,780
                                                                      ----------
      TOTAL ASSETS                                                    $3,000,775
                                                                      ==========


LIABILITIES
-----------
Deposits:
      Non-Interest Bearing                                            $  623,046
      Interest Bearing                                                 1,875,364
                                                                      ----------
         Total Deposits                                                2,498,410

Short-Term Credit Facilities                                             184,281
Accounts Payable and Accrued Liabilities                                 126,652
                                                                      ----------
      TOTAL LIABILITIES                                               $2,809,343
                                                                      ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                              14,995
Capital Surplus                                                           53,041
Retained Earnings                                                        121,759
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                     1,637
                                                                      ----------

TOTAL STOCKHOLDER'S EQUITY                                               191,432
                                                                      ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                             $3,000,775
                                                                      ==========


I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

May 18, 1999